UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2014

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254	27-3051592
(Commission File No.)	(IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

(1)
The Company has received questions from shareholders regarding the Company’s decision not to seek additional financing from Asher. The Company recently received an offer of $82,500 from Asher which the Company promptly rejected. As previously stated, the Company does not intend to borrow any additional funds from Asher Enterprises. As a result of this decision, the Company’s cash position will be affected; however, the Company expects the increase in production and other cost saving initiatives to allow the Company to no longer rely on funding from Asher to expand its operations.

(2)	At a Board Meeting on March 11, 2014 the two following items were discussed:

(a)	The filing of the Form 5s as required by Rule 16a3(f) which are the annual reports of the current holdings of the officers and directors; and

(b)
The Company’s CEO and CFO agreed to a lock up agreement whereby any shares owned by them individually or by entities beneficially owned (i.e. Renard Properties) shall be restricted from re-sale until December 31, 2017. This lockup agreement shall include any additional issuances made between March 11, 2014 and December 31, 2017.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Graystone Company, Inc.

Dated: March 12, 2014	By:	/s/ Paul Howarth
	Name:	Paul Howarth
	Title:	CEO

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